UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2018

 FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Whitehall Street, 15th Floor New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2018, Fluent, LLC (“Fluent”), a wholly-owned subsidiary of Fluent, Inc. (the “Company”), entered into Amendment No. 7 to Credit Agreement (“Amendment”), among Fluent, as Borrower, the Company, certain subsidiaries of the Company party thereto, the financial institutions party thereto, as lenders, and Whitehorse Finance, Inc., as Administrative Agent (the “Administrative Agent”), amending Fluent’s term loan facility dated as of December 8, 2015 among Fluent, the persons party thereto from time to time as guarantors, including the Company, the financial institutions party thereto from time to time as lenders, and the Administrative Agent (as previously amended, the “Agreement”).

The Amendment, among other things, clarified that any payments of 50% of Excess Cash Flow by Fluent will not reduce the amount of any Scheduled Amortization Payment (as such terms are defined in the Agreement). Such payments of Excess Cash Flow will be applied to reduce the principal balance of the term loan and are not subject to any prepayment premium.

The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, Ryan Schulke and Matthew Conlin each entered into an Employment Agreement with Fluent dated as of December 8, 2015 (the “Original Employment Agreements”), which were assumed by the Company, effective as of the March 26, 2018 spin-off of RedViolet, Inc. On September 11, 2018, Mr. Schulke and Mr. Conlin each entered into an updated employment agreement with the Company (the “New Employment Agreements”). The New Employment Agreements, among other things, confirmed Mr. Schulke's employment as Chief Executive Officer of the Company and Mr. Conlin's employment as President of the Company extended the term of their employment from two to three years, and included customary updates to certain protective provisions. The material terms of the New Employment Agreements are otherwise substantially similar to the terms of the Original Employment Agreements.
The above summaries of the New Employment Agreements are qualified in their entirety by reference to the full text of each agreement filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 7 to Credit Agreement, dated as of September 10, 2018, by and among the Company, Fluent, as Borrower, the other borrower parties thereto, WhiteHorse Finance, Inc., as administrative agent, and the other lenders party thereto.

10.2	Employment Agreement, by and between the Company and Ryan Schulke, dated September 11, 2018.

10.3	Employment Agreement, by and between the Company and Matthew Conlin, dated September 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

September 12, 2018	By:	/s/ Ryan Schulke
	Name:	Ryan Schulke
	Title:	Chief Executive Officer